Exhibit 99.4


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                               SERVICING AGREEMENT


                                      among


                        SALLIE MAE SERVICING CORPORATION,


                       STUDENT LOAN MARKETING ASSOCIATION,
                                as Administrator


                         SLM STUDENT LOAN TRUST 1997-3,


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                         not in its individual capacity
                      but solely as Eligible Lender Trustee


                                       and


                              BANKERS TRUST COMPANY
                         not in its individual capacity
                         but solely as Indenture Trustee






                         Dated as of September 11, 1997



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                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----


                                    ARTICLE I

Section 1.1   Definitions and Usage. . . . . . . . . . . . .                 1

                                   ARTICLE II

Section 2.1   Custody of Trust Student Loan Files. . . . . .                 1
Section 2.2   Duties of Servicer as Custodian. . . . . . . .                 2
Section 2.3   Maintenance of and Access to Records . . . . .                 2
Section 2.4   Release of Documents . . . . . . . . . . . . .                 3
Section 2.5   Instructions; Authority To Act . . . . . . . .                 3
Section 2.6   [RESERVED] . . . . . . . . . . . . . . . . . .                 3
Section 2.7   Effective Period and Termination . . . . . . .                 3

                                   ARTICLE III

Section 3.1   Duties of Servicer . . . . . . . . . . . . . .                 4
Section 3.2   Collection of Trust Student Loan Payments. . .                 6
Section 3.3   Realization upon Trust Student Loans . . . . .                 7
Section 3.4   No Impairment. . . . . . . . . . . . . . . . .                 7
Section 3.5   Purchase of Trust Student Loans; Reimbursement                 7
Section 3.6   Primary Servicing Fee; Carryover Servicing Fee                10
Section 3.7   Access to Certain Documentation and
              Information Regarding Trust Student Loans. . .                10
Section 3.8   Servicer Expenses. . . . . . . . . . . . . . .                11
Section 3.9   Appointment of Subservicer . . . . . . . . . .                11
Section 3.10  Reports. . . . . . . . . . . . . . . . . . . .                11
Section 3.11  Covenants and Agreements of the Issuer,
              Administrator, Eligible Lender Trustee
              and Servicer. . . . . . . . . . . . . . . . ..                12
Section 3.12  Special Programs . . . . . . . . . . . . . . .                13
Section 3.13  Financial Statements . . . . . . . . . . . . .                13
Section 3.14  Insurance. . . . . . . . . . . . . . . . . . .                14
Section 3.15  Administration Agreement . . . . . . . . . . .                14
Section 3.16  Lender Identification Number . . . . . . . . .                14

                                   ARTICLE IV

Section 4.1   Representations of Servicer. . . . . . . . . .                14
Section 4.2   Indemnities of Servicer. . . . . . . . . . . .                16
Section 4.3   Merger or Consolidation of, or Assumption of
              the Obligations of, Servicer. . . . . . . . ..                17
Section 4.4   Limitation on Liability of Servicer. . . . . .                17
Section 4.5   Sallie Mae Servicing Corporation Not to Resign
              as Servicer . . . . . . . . . . . . . . . . .                 18




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                                    ARTICLE V

Section 5.1   Servicer Default . . . . . . . . . . . . . . .                18
Section 5.2   Appointment of Successor . . . . . . . . . . .                20
Section 5.3   Notification to Noteholders and
              Certificateholders . . . . . . . . . . . . . .                21
Section 5.4   Waiver of Past Defaults. . . . . . . . . . . .                21

                                   ARTICLE VI

Section 6.1   Amendment. . . . . . . . . . . . . . . . . . .                22
Section 6.2   Notices. . . . . . . . . . . . . . . . . . . .                23
Section 6.3   Counterparts . . . . . . . . . . . . . . . . .                24
Section 6.4   Entire Agreement; Severability . . . . . . . .                24
Section 6.5   Governing Law. . . . . . . . . . . . . . . . .                24
Section 6.6   Relationship of Parties. . . . . . . . . . . .                24
Section 6.7   Captions . . . . . . . . . . . . . . . . . . .                24
Section 6.8   Nonliability of Directors, Officers and
              Employees of Servicer, the Eligible Lender
              Trustee, the Indenture Trustee and the
              Administrator. . . . . . . . . . . . . . . . .                24
Section 6.9   Assignment . . . . . . . . . . . . . . . . . .                24
Section 6.10  Limitation of Liability of Eligible Lender
              Trustee and Indenture Trustee. . . . . . . . .                25


Attachment A      Schedule of Fees
Attachment B      Servicer Locations
Attachment C      Reports

Appendix A





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                               SERVICING AGREEMENT


         Sallie Mae Servicing Corporation ("Servicer"), a corporation organized under the laws of the State of Delaware, hereby agrees with SLM Student Loan Trust 1997-3 (the "Issuer"), Chase Manhattan Bank USA, National Association, not in its individual capacity but in its capacity as trustee under a trust agreement dated September 1, 1997 between SLM Funding Corporation and Chase Manhattan Bank USA, National Association ("Eligible Lender Trustee"), the Student Loan Marketing Association, a federally chartered corporation ("Administrator") and Bankers Trust Company, a New York banking corporation, not in its individual capacity but in its capacity as Indenture Trustee under an Indenture dated September 1, 1997 between SLM Student Loan Trust 1997-3 and Bankers Trust Company (the "Indenture Trustee"), as follows:

         WHEREAS, Eligible Lender Trustee will acquire certain education loans to be held in the Trust formed pursuant to a trust agreement (the "Trust Agreement"), dated as of September 1, 1997, between SLM Funding Corporation and Eligible Lender Trustee;

         WHEREAS, the Issuer will issue notes (the "Notes") pursuant to an indenture (the "Indenture"), dated as of September 1, 1997, between the Issuer and the Indenture Trustee and trust certificates (the "Certificates") pursuant to the Trust Agreement, which Notes and Certificates are payable from the assets of the Issuer;

         WHEREAS, the Issuer, the Administrator and the Eligible Lender Trustee desire Servicer to service said education loans held by the Eligible Lender Trustee on behalf of the Issuer, and Servicer is willing to service said education loans for the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                    Article I

Section 1.1 Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.



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                                   Article II

Section 2.1 Custody of Trust Student Loan Files. To assure uniform quality in servicing the Trust Student Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments (collectively the "Trust Student Loan Files") which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to each Trust Student Loan:

         (a) the original fully executed copy of the note evidencing the Trust Student Loan; and

         (b) any and all other documents and computerized records that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Trust Student Loan or any obligor with respect thereto.





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Section 2.2 Duties of Servicer as Custodian. The Servicer shall hold the Trust
Student Loan Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Trust Student Loan File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the student loan files relating to comparable student loans that the Servicer services on behalf of the Student Loan Marketing Association and shall ensure that it fully complies with all applicable Federal and state laws, including the Higher Education Act, with respect thereto. The Servicer shall take all actions necessary with respect to the Trust Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in order to enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping with respect to the Servicer's obligations as custodian hereunder. The Servicer shall promptly report to the Issuer, the Administrator and the Indenture Trustee any material failure on its part to hold the Trust Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Trust Student Loan Files. If in the reasonable judgment of the Eligible Lender Trustee it is necessary to preserve the interests of the Noteholders, Certificateholders and the Trust in the Trust Student Loans or at the request of the Administrator, the Servicer shall transfer physical possession of the notes evidencing the Trust Student Loans to the Eligible Lender Trustee, the Indenture Trustee or any other custodian for either of them designated by the Eligible Lender Trustee.

Section 2.3 Maintenance of and Access to Records. The Servicer shall maintain each Trust Student Loan File at one of its offices specified in Attachment B to this Agreement or at such other office as shall be consented to by the Issuer and the Indenture Trustee upon written notice to the Issuer and the Indenture Trustee. Upon reasonable prior notice, the Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Trust Student Loan Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.



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Section 2.4 Release of Documents. Upon written instruction from the Indenture
Trustee, the Servicer shall release any Trust Student Loan File to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may reasonably designate, as soon as practicable. The Indenture Trustee shall cooperate with the Servicer to provide the Servicer with access to the Trust Student Loan Files in order for the Servicer to continue to service the Trust Student Loans after the release of the Trust Student Loan Files. In the event the Servicer is not provided access to the Trust Student Loan Files, the Servicer shall not be deemed to have breached its obligations pursuant to Section 3.1, 3.2, 3.3 or 3.4 if it is unable to perform such obligations due to its inability to have access to the Trust Student Loans Files. The Servicer shall not be liable for any losses with respect to the servicing of such Trust Student Loans arising after the release of the related Trust Student Loan Files to the extent the losses are attributable to the Servicer's inability to have access to the related Trust Student Loan Files.

Section 2.5 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Trust Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.


Section 2.6  [RESERVED].


Section 2.7 Effective Period and Termination. Sallie Mae Servicing Corporation's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as Sallie Mae Servicing Corporation shall remain the Servicer hereunder. If Sallie Mae Servicing Corporation or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of Sallie Mae Servicing Corporation or any such successor Servicer shall have been terminated under Section 5.1, the appointment of Sallie Mae Servicing Corporation or such successor Servicer as custodian shall be terminated simultaneously with the effectiveness of such resignation or termination. On or prior to the effective date of any resignation or termination of such appointment, the Servicer shall deliver the Trust Student Loan Files to the successor Servicer, the Indenture Trustee or the Indenture Trustee's agent, at the direction of the Indenture Trustee, at such place or places as the Indenture Trustee may reasonably designate. In establishing an effective date for the termination of the Servicer as custodian of the Trust Student Loan Files, the parties shall provide for a reasonable period for the Servicer to deliver the Trust Student Loan Files to its designated successor.


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                                   Article III

Section 3.1 Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Trust Student Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable student loans that it services on behalf of the Student Loan Marketing Association from the Closing Date (or with respect to Trust Student Loans which are sold to the Issuer following the Closing Date, such later date as the Trust Student Loans are delivered to Servicer for servicing hereunder) until the Trust Student Loans are paid in full. At any time that substantially all remaining Trust Student Loans are repurchased by SLM Funding Corporation from the Issuer pursuant to Section 6.1 of the Administration Agreement, the Servicer agrees to execute, at the request of SLM Funding Corporation, a new servicing agreement which agreement shall include terms and conditions substantially the same as the terms and conditions of this Agreement; provided, however, the Servicer shall not be required to so execute a new servicing agreement until it has received all Servicing Fees then due and payable hereunder. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Servicer shall manage, service, administer and make collections with respect to the Trust Student Loans (including collection of any Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee) in accordance with, and otherwise comply with, all applicable Federal and state laws, including all applicable rules, regulations and other requirements of the Higher Education Act and the applicable Guarantee Agreement, the failure to comply with which would adversely affect the eligibility of one or more of the Trust Student Loans for Federal reinsurance or Interest Subsidy Payments or Special Allowance Payments or one or more of the Trust Student Loans for receipt of Guarantee Payments.

         The Servicer's duties shall include, but shall not be limited to, collection and posting of all payments, responding to inquiries of borrowers on such Trust Student Loans, monitoring borrowers' status, making required disclosures to borrowers, performing due diligence with respect to borrower delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly statements with respect thereto to the Administrator. The Servicer shall follow its customary standards, policies and


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procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Trust Student Loans; provided, however, that the Servicer agrees that it will not (a) permit any rescission or cancellation of a Trust Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee and the Indenture Trustee provided, however, that the Servicer may write off any delinquent Trust Student Loan if the remaining balance of the borrower's account is less than $50 or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Trust Student Loan except pursuant to any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of Student Loans; provided further, however, that the Servicer shall not agree to any reduction of yield with respect to any Trust Student Loan (either by reducing borrower payments or reducing principal balance) except as permitted in accordance with Section 3.12 or otherwise if, and to the extent, the Servicer or the Administrator reimburses the Issuer in an amount sufficient to offset any such effective yield reduction made by the Servicer consistent with such customary servicing procedures as it follows with respect to comparable Student Loans which it services on behalf of the Student Loan Marketing Association. The Eligible Lender Trustee on behalf of the Issuer hereby grants a power of attorney and all necessary authorization to the Servicer to maintain any and all collection procedures with respect to the Trust Student Loans, including filing, pursuing and recovering claims with the Guarantors for Guarantee Payments and with the Department for Interest Benefit Payments and Special Allowance Payments and taking any steps to enforce such Trust Student Loans such as commencing a legal proceeding to enforce a Trust Student Loan in the names of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders. The Eligible Lender Trustee shall upon the written request of the Servicer furnish the Servicer with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.


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Section 3.2  Collection of Trust Student Loan Payments.

         A. The Servicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Trust Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to comparable student loans that it services on behalf of the Student Loan Marketing Association. The Servicer shall allocate collections with respect to the Trust Student Loans between principal and interest in accordance with Section 2.5 of the Administration Agreement. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Trust Student Loan.

         B. The Servicer shall make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Trust Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to comparable guarantee agreements and student loans that it services on behalf of the Student Loan Marketing Association. In connection therewith, the Servicer is hereby authorized and empowered to convey to any Guarantor the note and the related Trust Student Loan File representing any Trust Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement. All amounts so collected by the Servicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator in accordance with Section 2.4 of the Administration Agreement. The Eligible Lender Trustee shall, upon the written request of the Servicer, furnish the Servicer with any power of attorney and other documents necessary or appropriate to enable the Servicer to convey such documents to any Guarantor and to make such claims.

         C. The Servicer on behalf of the Eligible Lender Trustee shall, on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Trust Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Servicer follows with respect to comparable student loans that it services on behalf of the Student Loan Marketing Association. All amounts


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so collected by the Servicer shall constitute Available Funds for the applicable
Collection Period and shall be deposited into the Collection Account or transferred to the Administrator in accordance with Section 2.4 of the Administration Agreement. In connection therewith, the Servicer shall prepare and file with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department. The Eligible Lender Trustee shall upon the written request of the Servicer furnish the Servicer with any power of attorney and other documents reasonably necessary or appropriate to enable the Servicer to prepare and file such claims forms and other documents and filings.

Section 3.3 Realization upon Trust Student Loans. For the benefit of the Issuer, the Servicer shall use reasonable efforts consistent with its servicing practices and procedures that it utilizes with respect to comparable student loans that it services on behalf of the Student Loan Marketing Association and including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement in its servicing of any delinquent Trust Student Loans.

Section 3.4 No Impairment. The Servicer shall not impair the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the
Certificateholders or Noteholders in such Trust Student Loans.



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Section 3.5  Purchase of Trust Student Loans; Reimbursement.

         A. The Servicer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee shall give notice to the other parties promptly, in writing, upon the discovery of any breach of the provisions of Section 3.1, 3.2, 3.3 or
3.4 which has a materially adverse effect on the interest of the Issuer. In the event of such a material breach which is not curable by reinstatement of the Guarantor's guarantee of such Trust Student Loan, the Servicer shall purchase the affected Trust Student Loan not later than 120 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan. In the event of a material breach with respect to such Trust Student Loan which is curable by reinstatement of the Guarantor's guarantee of such Trust Student Loan, unless the material breach shall have been cured within 360 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan, the Servicer shall purchase such Trust Student Loan not later than the sixtieth day following the end of such 360-day period. The purchase price hereunder will be the unpaid principal amount of such Trust Student Loan plus accrued interest (calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act) plus an amount equal to all forfeited Interest Subsidy Payments and Special Allowance Payments with respect to such Trust Student Loan. The Servicer shall remit the purchase price to the Administrator as provided in Section 2.6 of the Administration Agreement on the date of purchase of any Trust Student Loan pursuant to this Section 3.5. In consideration of the purchase of any such Trust Student Loan pursuant to this Section 3.5, the Servicer shall remit the Purchase Amount in the manner specified in Section 2.6 of the Administration Agreement. Any breach that relates to compliance with the requirements of the Higher Education Act or of the applicable Guarantor but that does not affect such Guarantor's obligation to guarantee payments of a Trust Student Loan will not be considered to have a material adverse effect for purposes of this Section 3.5A.

         B. In addition, if any breach of Section 3.1, 3.2, 3.3 or 3.4 by the Servicer does not trigger such purchase obligation but does result in the refusal by a Guarantor to guarantee all or a portion of the accrued interest (or any obligation of the Issuer to repay such interest to a Guarantor), or the loss (including any obligation of the Issuer to repay to the Department) of Interest Subsidy Payments and Special Allowance Payments, with respect to any Trust Student Loan affected by such breach, then the Servicer shall reimburse the Issuer in an amount equal to the sum of all such nonguaranteed interest amounts that would have


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been owed to the Issuer by the Guarantor but for such breach by the Servicer and such forfeited Interest Subsidy Payments or Special Allowance Payments by netting such sum against the Servicing Fee payable to the Servicer for such period and remitting any additional amounts owed in the manner specified in
Section 2.6 of the Administration Agreement not later than (i) the last day of the next Collection Period ending not less than 60 days from the date of the Guarantor's refusal to guarantee all or a portion of accrued interest or loss of Interest Subsidy Payments or Special Allowance Payments, or (ii) in the case where the Servicer reasonably believes such amounts are likely to be collected, not later than the last day of the next Collection Period ending not less than 360 days from the date of the Guarantor's refusal to guarantee all or a portion of accrued interest or loss of Interest Subsidy Payments or Special Allowance Payments. At the time such payment is made, the Servicer shall not be required to reimburse the Issuer for interest that is then capitalized, however, such amounts shall be reimbursed if the borrower subsequently defaults and such capitalized interest is not paid by the Guarantor.

         C. Anything in this Section 3.5 to the contrary notwithstanding, if as of the last Business Day of any month the aggregate outstanding principal amount of Trust Student Loans with respect to which claims have been filed with and rejected by a Guarantor or with respect to which the Servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of a breach by the Servicer or the Seller, exceeds 1% of the Pool Balance, the Servicer or the Seller, as appropriate, shall purchase, within 30 days of a written request of the Eligible Lender Trustee or Indenture Trustee, such affected Trust Student Loans in an aggregate principal amount such that after such purchase the aggregate principal amount of such affected Trust Student Loans is less than 1% of the Pool Balance. The Trust Student Loans to be purchased by the Servicer or the Seller pursuant to the preceding sentence shall be based on the date of claim rejection (or date of notice referred to in the first sentence of this Section 3.5) with the Trust Student Loans with the earliest such date to be purchased first.

         D. In lieu of repurchasing Trust Student Loans pursuant to this Section 3.5, the Servicer may, at its option, with the prior consent of the Administrator, substitute Student Loans or arrange for the substitution of Student Loans which are substantially similar as of the date of substitution on an aggregate basis to the Trust Student Loans for which they are being substituted with respect to the following characteristics:

         (1) status (i.e., in-school, grace, deferment, forbearance or repayment),
         (2) program type (i.e., unsubsidized Stafford, subsidized Stafford, PLUS or SLS),


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         (3) school type,
         (4) total return,
         (5) principal balance, and
         (6) remaining term to maturity.

In addition, each substituted Student Loan shall comply, as of the date of substitution, with the representations and warranties made by the Seller in the Sale Agreement. In choosing Student Loans to be substituted pursuant to this subsection D, the Servicer shall make a reasonable determination that the Student Loans to be substituted will not have a material adverse effect on the Noteholders and the Certificateholders.

         In the event the Servicer elects to substitute Student Loans pursuant to this Section 3.5 and the Administrator consents to such substitution, the Servicer will remit to the Administrator the amount of any shortfall between the Purchase Amount of the substituted Student Loans and the Purchase Amount of the Trust Student Loans for which they are being substituted. The Servicer shall also remit to the Administrator an amount equal to all nonguaranteed interest amounts that would have been owed to the Issuer by the Guarantor but for the breach of the Servicer and forfeited Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans in the manner provided in Section 2.6 of the Administration Agreement.

         E. The sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders with respect to a breach pursuant to Section 3.1, 3.2, 3.3 or 3.4 shall be to require the Servicer to purchase Trust Student Loans, to reimburse the Issuer as provided above or to substitute Student Loans pursuant to this Section.

         F. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Trust Student Loan or the reimbursement for any interest penalty pursuant to this Section 3.5.

         G. The Servicer shall not be deemed to have breached its obligations pursuant to Section 3.1, 3.2, 3.3 or 3.4 if it is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters). The Servicer shall diligently perform its duties under this Agreement as soon as practicable following the termination of such interruption of business.


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Section 3.6 Primary Servicing Fee; Carryover Servicing Fee. The Primary
Servicing Fee for each calendar month and any Carryover Servicing Fees payable on any Distribution Date in arrears by the Issuer shall be equal to the amounts determined by reference to the schedule of fees attached hereto as Attachment A. Notwithstanding anything to the contrary contained herein or in any other Basic Document, the Servicer shall be entitled to receive any Carryover Servicing Fee on any Distribution Date only if and to the extent that sufficient funds are available pursuant to Section 2.7.C of the Administration Agreement.

Section 3.7 Access to Certain Documentation and Information Regarding Trust Student Loans. Upon reasonable prior notice, the Servicer shall provide to the Administrator and its agents access to the Trust Student Loan Files and shall permit the Administrator to examine and make copies of, and abstracts from, the records and books of account of the Servicer relating to the Trust Student Loans and shall permit the Administrator to undertake periodic site reviews of the Servicer's operations relating to the servicing of the Trust Student Loans (including on the premises of any agent of the Servicer). Reasonable access shall be afforded to the Administrator without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 3.8 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Administrator provided, however, the Carryover Servicing Fee will be subject to increase agreed to by the Administrator, the Eligible Lender Trustee and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicer in providing the services to be provided hereunder, whether due to changes in applicable governmental regulations, Guarantor program requirements or regulations or postal rates.

Section 3.9 Appointment of Subservicer. The Servicer may at any time, upon the written consent of the Administrator, appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that any applicable Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender

Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Trust Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Trust Student Loans. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor. With respect to satisfying the Rating Agency Condition referred to above, the term "subservicer" shall be deemed not to include systems providers, systems developers or systems maintenance contractors, collection agencies, credit bureaus, lock box providers, mail service providers and other similar types of service providers.

Section 3.10 Reports. With respect to Trust Student Loans, Servicer shall prepare reports and data and furnish the following information to the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, unless otherwise noted, at the specified times:

         (a) The reports and data listed in Attachment C, at the times indicated in the attachment;

         (b) Within 30 days following the end of each calendar quarter, to the Department, owner's request for interest and Special Allowance Payments (ED 799);

         (c) To credit bureaus selected by Servicer, credit bureau reporting in accordance with the Higher Education Act;

         (d) At any time the Eligible Lender Trustee or the Indenture Trustee, as the case may be, shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under related documents, and within five (5) business days of receipt of a request therefor, the Servicer shall furnish to the Eligible Lender Trustee or to the Indenture Trustee a list of all Trust Student Loans (by borrower social security number, type and outstanding principal balance) and any additional information requested relating to the Trust Student Loans; and

         (e) From time to time as may be reasonably requested, reports and data providing additional information on the Trust Student Loans.

Section 3.11 Covenants and Agreements of the Issuer, Administrator, Eligible Lender Trustee and Servicer. The Issuer, the Administrator, the Servicer and the Eligible Lender Trustee each agree that:

         A. Any payment and any communications received at any time by the Issuer, Administrator and the Eligible Lender Trustee with respect to a Trust Student Loan shall be immediately transmitted to the Servicer. Such communications shall include, but not be limited to, requests or notices of loan cancellation, notices of borrower disqualification, letters, changes in address or status, notices of death or disability, notices of bankruptcy and forms requesting deferment of repayment or forbearance.

         B. The Servicer may change any part or all of its equipment, data processing programs and any procedures and forms in connection with the services performed hereunder so long as Servicer continues to service the Trust Student Loans in conformance with the requirements herein. The Servicer shall not make any material change in its servicing system and operations with respect to the Trust Student Loans without the prior written consent of the Administrator which consent will not be unreasonably withheld. Each written request for consent by the Servicer shall be acted upon promptly by the Administrator. Anything in this paragraph B. to the contrary notwithstanding, the Servicer will not be required to request the consent of the Administrator with respect to any changes in the Servicer's servicing system and operations which the Servicer reasonably determines are required due to changes in the Higher Education Act or Guarantor program requirements.

         C. The Eligible Lender Trustee will furnish Servicer with a copy of any and all Guarantee Agreements relating to the Trust Student Loans serviced hereunder.

         D. The Servicer may and, at the direction of the Administrator, shall include marketing or informational material generally provided to borrowers of loans owned by the Student Loan Marketing Association with communications sent to a borrower.

         E. The Servicer may, in its discretion, if requested by a borrower of a Trust Student Loan, arrange for the sale of such Trust Student Loan to another lender which holds another student loan of such borrower at a price not less than the Purchase Amount.

         F. The Servicer shall arrange for the sale of a Trust Student Loan to the Student Loan Marketing Association upon receipt of notice from the Student Loan Marketing Association that it has received an executed consolidation loan application from the borrower of such Trust Student Loan. The sale price for such Trust Student Loan shall equal the Purchase Amount.

Section 3.12 Special Programs. The Servicer shall offer borrowers of the Trust Student Loans all special programs (e.g., Great RewardsSM, Great ReturnsSM and Direct Repay), whether or not in existence as of the date of this Agreement, generally offered to the obligors of comparable loans owned by the Student Loan Marketing Association and serviced by the Servicer; provided, however, to the extent any such program is not required by the Higher Education Act and effectively reduces borrower interest rate or principal balances on the Trust Student Loans, such special program shall be applied to the Trust Student Loans only if and to the extent the Issuer receives payment from the Student Loan Marketing Association (and the Servicer receives notice of such payment) in an amount sufficient to offset such effective yield reductions. The Student Loan Marketing Association shall be deemed to be a third party beneficiary of this
Section 3.12 and shall make appropriate arrangements to compensate the Servicer for increased costs associated with material changes to existing special programs or the implementation and support of any new special programs.

Section 3.13 Financial Statements. The Servicer shall provide to the Administrator at any time that the Servicer is not an Affiliate of the Administrator (a) as soon as possible and in no event more than 120 days after the end of each fiscal year of the Servicer audited financials as at the end of and for such year and (b) as soon as possible and in no event more than 30 days after the end of each quarterly accounting period of the Servicer unaudited financials as at the end of and for such period.

Section 3.14 Insurance. The Servicer shall maintain or cause to be maintained insurance with respect to its property and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of institutions of the same type and size.

Section 3.15 Administration Agreement. The Servicer agrees to perform all duties required of the Servicer under the Administration Agreement using that degree of skill and attention that the Servicer exercises with respect to its comparable business activities.

Section 3.16 Lender Identification Number. The Eligible Lender Trustee may permit trusts, other than the Issuer, established by the Seller to securitize student loans, to use the Department lender identification number applicable to the Issuer if the servicing agreements with respect to such other trusts include provisions substantially similar to this paragraph. In such event, the Servicer may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Trust Student Loans and student loans in such other trusts using such common lender identification number. Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department to any such other trust using such common lender identification number as a result of amounts owing to the Department from the Issuer will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department with respect to the student loans in the Trust and such other trust) to have been assessed against the Issuer and shall be deducted by the Administrator or the Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account for the Issuer. Any amounts assessed against payments due from the Department to the Issuer as a result of amounts owing to the Department from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Administrator or the Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Issuer.

                                   Article IV

Section 4.1 Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Trust Student Loans and appointing the Servicer as servicer hereunder. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         A. Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation chartered under the laws of the State of Delaware and in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Trust Student Loans and to hold the Trust Student Loan Files as custodian.

         B. Due Qualification. The Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Trust Student Loans as required by this Agreement) shall require such qualifications.

         C. Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary action. No registration with or approval of any governmental agency is required for the due execution and delivery by, and enforceability against, the Servicer of this Agreement.

         D. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors rights generally and subject to equitable principles.

         E. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the charter or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement and the other Basic Documents); nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

         F. No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents to which the Servicer is a party, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents to which the Servicer is a party, or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

Section 4.2 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

         The Servicer shall pay for any loss, liability or expense, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Issuer or the Eligible Lender Trustee by the Department pursuant to the Higher Education Act, to the extent that such loss, liability or expense arose out of, or was imposed upon the Issuer through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon the Issuer or the Eligible Lender Trustee through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Servicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Servicer. Notwithstanding the foregoing, if the Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters) to satisfy its obligations under this Agreement, the Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Servicer remains unable to perform such obligation as a result of such event.

         For purposes of this Section, in the event of the termination of the rights and obligations of Sallie Mae Servicing Corporation (or any successor thereto pursuant to Section 4.3) as Servicer pursuant to Section 5.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 5.2.

         Liability of the Servicer under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement. If the Servicer shall have made any payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 4.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. The Servicer hereby agrees that, upon (a) any merger or consolidation of the Servicer into another Person, (b) any merger or consolidation to which the Servicer shall be a party resulting in the creation of another Person or (c) any Person succeeding to the properties and assets of the Servicer substantially as a whole, the Servicer shall (i) cause such Person (if other than the Servicer) to execute an agreement of assumption to perform every obligation of the Servicer hereunder, (ii) deliver to the Eligible Lender Trustee and Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with,
(iii) cause the Rating Agency Condition to have been satisfied with respect to such transaction and (iv) cure any existing Servicer Default or any continuing event which, after notice or lapse of time or both, would become a Servicer Default. Upon compliance with the foregoing requirements, such Person shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

Section 4.4 Limitation on Liability of Servicer. The Servicer shall not be under any liability to the Issuer, the Noteholders, the Certificateholders, the Administrator, the Eligible Lender Trustee or the Indenture Trustee except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, for errors in judgment, for any incorrect or incomplete information provided by schools, borrowers, Guarantors and the Department, for the failure of any party to this Servicing Agreement or any other Basic Document to comply with its respective obligations hereunder or under any other Basic Document or for any losses attributable to the insolvency of any Guarantor; provided, however, that this provision shall not protect the Servicer against its obligation to purchase Student Loans from the Trust pursuant to Section 3.5 hereof or to pay to the Trust amounts required pursuant to Section 3.5 hereof or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action where it is not named as a party; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders and the Noteholders. To the extent that the Servicer is required to appear in or is made a defendant in any legal action or other proceeding relating to the servicing of the Trust Student Loans, the Issuer shall indemnify and hold the Servicer harmless from all cost, liability or expense of the Servicer not arising out of or relating to the failure of the Servicer to comply with the terms of this Agreement.

Section 4.5 Sallie Mae Servicing Corporation Not To Resign as Servicer. Subject to the provisions of Section 4.3, Sallie Mae Servicing Corporation shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement are no longer permissible under applicable law. Notice of any such determination permitting the resignation of Sallie Mae Servicing Corporation shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of Sallie Mae Servicing Corporation in accordance with Section 5.2.

                                    Article V

Section 5.1 Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

         (1) any failure by the Servicer (i) to deliver to the Indenture Trustee for deposit in the Trust Accounts any payment required by the Basic Documents to which the Servicer is a signatory or
                  (ii) in the event that daily deposits into the Collection Account are not required, to deliver to the Administrator any payment required by the Basic Documents, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Servicer from the Eligible Lender Trustee, the Indenture Trustee or the Administrator or five Business Days after discovery of such failure by an officer of the Servicer; or

         (2) any failure by the Servicer duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any other Basic Document to which the Servicer is a signatory, which failure shall (i) materially and adversely affect the rights of Noteholders or Certificateholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (B) to the Servicer, and to the Indenture Trustee and the Eligible Lender Trustee by the Noteholders or Certificateholders, as applicable, representing not less than 25% of the Outstanding Amount of the Notes or not less than 25% of the outstanding Certificate Balance provided, however any breach of Sections 3.1, 3.2, 3.3 or 3.4 shall not be deemed a Servicer Default so long as the Servicer is in compliance with its repurchase and reimbursement obligations under Section 3.5; or

         (3)      an Insolvency Event occurs with respect to the Servicer; or

         (4) any failure by the Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Noteholders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 3.5 and Section 4.2) of the Servicer under this Agreement. As of the effective date of termination of the Servicer, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under
Section 5.2. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Trust Student Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Trust Student Loan Files to the successor Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (other than the Indenture Trustee acting as the Servicer under this Section 5.1) upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

Section 5.2  Appointment of Successor.

         A. Upon receipt by the Servicer of notice of termination pursuant to
Section 5.1, or the resignation by the Servicer in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and duties of Sallie Mae Servicing Corporation. In the event of the termination hereunder of the Servicer, the Issuer shall appoint a successor Servicer acceptable to the Indenture Trustee, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and any Carryover Servicing Fees. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Servicer under this Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor Servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

         B. Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Servicer that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Servicer (which shall not exceed the Servicing Fee unless the Rating Agency Condition is satisfied with respect to such compensation arrangements) and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

         C. The Servicer may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Servicer pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Servicer has been appointed and has assumed all the obligations of the Servicer in accordance with the terms of this Agreement and the other Basic Documents.

Section 5.3 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article V, the Eligible Lender Trustee shall give prompt written notice thereof to Certificateholders and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

Section 5.4 Waiver of Past Defaults. The Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes (or the Certificateholders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Administration Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   Article VI

Section 6.1  Amendment.

         A. This Agreement may be amended by the Servicer, the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, without the consent of any of the Noteholders or the Certificateholders, to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         B. This Agreement may also be amended from time to time by the Servicer, the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, with the consent of the Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes and the consent of the Certificateholders of Certificates (including any Certificates owned by the Seller) evidencing a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Noteholders or the Certificateholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders and Certificateholders.

         It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to paragraph B. to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution of any amendment to this Agreement (or, in the case of the Rating Agencies, fifteen days prior thereto), the Eligible Lender Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, execute and deliver such amendment which affects its rights, powers, duties or immunities hereunder.

Section 6.2 Notices. All notices hereunder shall be given by United States certified or registered mail, by telegram or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.


         If to Servicer, to:  Sallie Mae Servicing Corporation
         11600 Sallie Mae Drive, Reston, Virginia  20193
         Director of ABS Administration


         If to Issuer, to: SLM Student Loan Trust 1997-3 c/o Chase Manhattan Bank USA, National Association, 802 Delaware Avenue, Wilmington, Delaware 19801, Attn: Corporate Trust Dept.

         with a copy to: The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001,
         Attn:  Structured Finance Services


         If to the Administrator, to: Student Loan Marketing Association, 11600 Sallie Mae Drive, Reston, Virginia 20193, Attn: Director, Corporate Finance Operations


         If to the Eligible Lender Trustee, to: Chase Manhattan Bank USA, National Association, 802 Delaware Avenue, Wilmington, Delaware 19801,
         Attn: Corporate Trust Dept.

         with a copy to: The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attn: Structured Finance Services.

         If to the Indenture Trustee, to: Bankers Trust Company, Four Albany Street, 10th Floor, New York, New York 10006, Attn: Corporate Trust and Agency Group, Facsimile No.: (212) 250-6439

Section 6.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute one (1) and the same instrument.

Section 6.4 Entire Agreement; Severability. This Agreement constitutes the entire agreement between the Issuer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee and Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

         If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 6.5 Governing Law. The terms of this Agreement shall be subject to all applicable provisions of the Higher Education Act and shall be construed in accordance with and governed by the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties, hereunder shall be determined in accordance with such laws.

Section 6.6 Relationship of Parties. Servicer is an independent contractor and, except for the services which it agrees to perform hereunder, the Servicer does not hold itself out as an agent of any other party hereto. Nothing herein contained shall create or imply an agency relationship among Servicer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

Section 6.7 Captions. The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.

Section 6.8 Nonliability of Directors, Officers and Employees of Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Administrator. No member of the board of directors or any officer, employee or agent of Servicer, the Administrator, the Eligible Lender Trustee or the Indenture Trustee (or any Affiliate of any such party) shall be personally liable for any obligation incurred under this Agreement.

Section 6.9 Assignment. This Agreement may not be assigned by the Servicer except as permitted under Sections 4.3, 4.5 and 5.2 hereof. This Agreement may not be assigned by the Administrator except as permitted under Sections 4.3 and
4.6 of the Administration Agreement.

Section 6.10 Limitation of Liability of Eligible Lender Trustee and Indenture Trustee.

         A. Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Chase Manhattan Bank USA, National Association not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall Chase Manhattan Bank USA, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as Eligible Lender Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Eligible Lender Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

         B. Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Bankers Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by their duly authorized officers as of September 11, 1997.


SALLIE MAE SERVICING CORPORATION


By: /s/ THOMAS P. BRISSON
   -----------------------------
Name: Thomas P. Brisson
Title:



STUDENT LOAN MARKETING ASSOCIATION, as Administrator


By: /s/ J. LANCE FRANKE
   -----------------------------
Name: J. Lance Franke
Title:



SLM STUDENT LOAN TRUST 1997-3 by Chase Manhattan Bank USA, National Association not in its individual capacity but solely as Eligible Lender Trustee


By: /s/ J.J. CASHIN
   -----------------------------
Name: J.J. Cashin
Title:


CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee under a Trust Agreement dated September 1, 1997 between SLM Funding Corporation and Chase Manhattan Bank USA, National Association


By: /s/ J.J. CASHIN
   -----------------------------
Name: J.J. Cashin
Title:

BANKERS TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee under an Indenture dated September 1, 1997 between SLM Student Loan Trust 1997-3 and Bankers Trust Company.


By: /s/ ALFIA MONASTRA
   ---------------------------
Name: Alfia Monastra
Title:

                                  ATTACHMENT A


                                SCHEDULE OF FEES


         The Servicer will receive a Primary Servicing Fee and a Carryover Servicing Fee (together, the "Servicing Fee"). The "Primary Servicing Fee" for any month to and including October 2001 (except for the period from the Closing Date to and including September 30, 1997) is an amount equal to 1/12th of 0.80% of the outstanding principal amount of the Trust Student Loans as of the last day of the preceding calendar month, plus any such amounts from prior Monthly Servicing Payment Dates that remain unpaid. The "Primary Servicing Fee" for any month after October 2001 is an amount equal to the lesser of (i) the Unit Amount and (ii) 1/12th of 0.80% of the outstanding principal amount of the Trust Student Loans, in each case as of the last day of the preceding calendar month, plus any such amounts from prior Monthly Servicing Payment Dates that remain unpaid. The "Unit Amount" for any month is equal to $4.07 times the number of accounts in the Trust during such month. The Primary Servicing Fee will be payable out of Available Funds and amounts on deposit in the Reserve Account on the 25th day of each month (or, if any such date is not a business day, on the next succeeding business day), commencing October 27, 1997 (each, a "Monthly Servicing Payment Date"). The "Carryover Servicing Fee" is the sum of (a) the amount, if any, as of any Monthly Servicing Payment Date after the October 2001 Monthly Servicing Payment Date by which (i) 1/12th of 0.80% of the outstanding principal amount of the Trust Student Loans exceeds (ii) the Unit Amount, in each case as of the last day of the preceding calendar month, (b) the amount of increases in the costs incurred by the Servicer which are agreed to pursuant to
Section 3.8 of the Servicing Agreement, (c) any Conversion Fees, Transfer Fees and Removal Fees (as defined below) incurred since the last Distribution Date and (d) any amounts described in (a), (b) and (c) above that remain unpaid from prior Distribution Dates plus interest on such amounts for the period from the Distribution Date on which such amounts become due to the date such amounts are paid in full at a rate per annum for each Interest Period (as defined below) equal to the sum of (a) the average accepted auction price (expressed on a bond equivalent basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to the Interest Period as reported by the U.S. Treasury Department and (b) 2.00%. "Interest Period" shall mean the period from each Distribution Date through the day before the next Distribution Date. The Carryover Servicing Fee will be payable to the Servicer on each succeeding Distribution Date out of Available Funds after payment on such Distribution Date of the Primary Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, and the amount, if any, necessary to be deposited in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance. The Servicer shall receive a pro rata portion of the Primary Servicing Fee and the Carryover Servicing Fee for the period from the Closing Date to and including September 30, 1997.

         Servicer will be paid a fee ("Conversion Fee") for any Student Loan added to the Trust Estate which Student Loan is not serviced on the Servicer's system unless such Student Loan is being substituted into the Trust Estate by the Servicer pursuant to Section 3.5 of this Agreement. The Conversion Fee is equal to the greater of $17.00 per account or the Servicer's verifiable costs plus 15%.

         Servicer will be paid a fee ("Transfer Fee") for any Student Loan transferred in or out of the Trust Estate which is at the time of transfer being serviced on the Servicer's system (regardless of the owner) unless such Student Loans are being removed or added to the Trust in order to comply with the Servicer's purchase/substitution obligation under Section 3.5 of this Agreement. The Transfer Fee is equal to $4.00 per account transaction.

         Servicer will be paid a fee ("Removal Fee") for performing all activities required to remove a Trust Student Loan from the Servicer's system to another servicer unless such Trust Student Loan is being removed due to the termination of the Servicer pursuant to Section 5.1 of this Agreement. The Removal Fee is equal to $10.00 per account plus any verifiable direct expenses incurred for shipping such Trust Student Loan to the new servicer.

                                  ATTACHMENT B



Loan Servicing Center/Florida
P.O. Box 2975
Panama City, Florida  32402-2975
(904) 271-9207


Loan Servicing Center/Kansas
P.O. Box 309
Lawrence, Kansas  66044
(913) 841-0234


Loan Servicing Center/New England
135 Beaver Street
Waltham, Massachusetts  02154
(617) 893-9522


Loan Servicing Center/Pennsylvania
220 Lasley Avenue
Hanover Industrial Estates
Wilkes-Barre, Pennsylvania  18706
(717) 821-3600


Loan Servicing Center/Texas
777 Twin Creek Drive
Killeen, Texas  76543
(817) 554-4500


Loan Servicing Center/Washington
107 South Harvard Street
Spokane, Washington  99204
(509) 455-9224

                                  ATTACHMENT C


                                     REPORTS


1.     CLASS Report 800 - Monthly activity summary report
2.     CLASS Report 801 - Monthly average/ending balance report
3.     CLASS Report 802 - Monthly activity detail
4.     CLASS Report 803 - Monthly conversion/removal summary
5.     CLASS Report 807 - Monthly delinquency aging report
6.     CLASS Report 810 - Monthly characteristics summary
7.     CLASS Report 866 - Monthly average/ending balance offset fee report
8.     CLASS Report 882 - Great Rewards/Direct Repay Report
9.     Monthly Cash Reconciliation Report
10. Quarterly ED799 billing (prepared from CLASS Reports 824, 825, 827, 828 and 829; supporting detail CLASS Reports 865, 868, 870 and 871; and the OE799 SAS library)
11. Portfolio Characteristics, Financial Activity, Quarterly calculation of Accrued Interest to be italized, Delinquency Detail and Claims extracts.

                                                                     APPENDIX A

                              DEFINITIONS AND USAGE

                                      Usage

                  The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

                  (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

                  (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

                  (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

                  (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.


                                   Definitions

                  "Act" has the meaning specified in Section 11.3(a) of the Indenture.

                  "Accrual Period" means, with respect to a Distribution Date, the period from and including the immediately preceding Distribution Date, or in the case of the initial such period the Closing Date, to but excluding such current Distribution Date.

                  "Administration Agreement" means the Master Administration Agreement dated as of May 1, 1997 between the Administrator and the Seller, as supplemented by the Supplement and as such agreement may be amended or supplemented from time to time.

                  "Administration Fee" has the meaning specified in Section 2.12 of the Administration Agreement.

                  "Administrator" means the Student Loan Marketing Association, in its capacity as administrator of the Trust and the Trust Student Loans in accordance with the Administration Agreement.

                  "Administrator Default" has the meaning specified in Section
5.1 of the Administration Agreement.

                  "Administrator's Certificate" means an Officers' Certificate of the Administrator delivered pursuant to Section 3.1C of the Administration Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Authorized Officer" means (i) with respect to the Trust, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Trust pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Seller, any officer of the Seller or any of its Affiliates who is authorized to act for the Seller in matters relating to or to be acted upon by the Seller pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Seller to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to or to be acted upon by the Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "Available Funds" means, with respect to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed: (i) all collections received by the Servicer on the Trust Student Loans (including any Guarantee Payments received with respect to the Trust Student Loans but net of (x) any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements and (y) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Trust Student Loan), with respect to the Trust Student Loans for such Collection Period); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Collection Period with respect to Trust Student Loans; (iii) all Liquidation Proceeds from any Trust Student Loans which became Liquidated Student Loans during such Collection Period in accordance with the Servicer's customary servicing procedures, and all Recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or during such current Collection Period; (iv) the aggregate Purchase Amounts received during such Collection Period for Trust Student Loans repurchased by the Seller or purchased by the Servicer or for Serial Loans sold to another eligible lender pursuant to Section 3.11E of the Servicing Agreement; (v) the aggregate amounts, if any, received from the Seller or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Trust Student Loans pursuant to Section 3C of the Sale Agreement or Section 3.5 of the Servicing Agreement, respectively; (vi) amounts received by the Servicer pursuant to Sections 3.1 and 3.12 of the Servicing Agreement during such Collection Period; and (vii) Investment Earnings for such Distribution Date and any interest remitted to the Collection Account by the Administrator pursuant to Section 2.4 of the Administration Agreement; provided, however, that if with respect to any Distribution Date there would not be sufficient funds, after application of Available Funds and amounts available from the Reserve Account, to pay any of the items specified in clauses 1 through 7 of Section 2.7C of the Administration Agreement, then Available Funds for such

Distribution Date shall include amounts on deposit in the Collection Account (or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account) on the related Determination Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay such items, and the Available Funds for such succeeding Distribution Date shall be adjusted accordingly.

                  "Basic Documents" means the Trust Agreement, the Indenture, the Servicing Agreement, the Administration Agreement, the Sale Agreement, the Purchase Agreement, the Guarantee Agreements, the Certificate Depository Agreement, the Note Depository Agreement and other documents and certificates delivered in connection with any thereof.

                  "Benefit Plan" has the meaning specified in Section 3.4 of the Trust Agreement.

                  "Bill of Sale" has the meaning specified in the Purchase Agreement or the Sale Agreement, as applicable.

                  "Book-Entry Certificate" means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.11 of the Trust Agreement.

                  "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

                  "Carryover Servicing Fee" has the meaning specified in Attachment A to the Servicing Agreement.

                  "Certificate" means a certificate evidencing the undivided beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

                  "Certificate Balance" equals $90,150,000 as of the Closing Date and, thereafter, equals the Initial Certificate Balance reduced by all previous distributions in respect of the Certificate Balance.

                  "Certificate Balance Distribution Amount" means, on each Distribution Date, the excess of (i) the sum of (a) the Principal Distribution Amount for such Distribution Date, (b) the Note Principal Shortfall as of the close of the preceding Distribution Date and (c) the Certificate Balance Shortfall as of the close of the preceding Distribution Date over (ii) the Note Principal Distribution Amount for such Distribution Date; provided that the Certificate Balance Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Final Distribution Date, the Certificate Balance to be distributed to the Certificateholders will include the amount required to reduce the outstanding Certificate Balance to zero.

                  "Certificate Balance Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Certificate Balance Distribution Amount on such Distribution Date over (ii) the amount of distributions in respect of the Certificate Balance on such Distribution Date.

                  "Certificate Depository Agreement" means the Letter of Representations, dated September 4, 1997 by the Trust, the Eligible Lender Trustee and the Indenture Trustee in favor of the Depository Trust Company.

                  "Certificate Final Distribution Date" means the October 2012 Distribution Date.

                  "Certificateholder" means a Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders' Return Distribution Amount for such Distribution Date plus the Certificate Balance Distribution Amount for such Distribution Date.

                  "Certificateholders' Return Distribution Amount" means, with respect to any Distribution Date, the sum of (i) return on the Certificates accrued at the Certificate Rate for the related Accrual Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions to Certificateholders in respect of the Certificate Balance on such preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificate Return Shortfall for such Distribution Date; provided, however, that the Certificateholders' Return Distribution Amount will not include any Certificate Return Carryover.

                  "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement, which shall initially be the Eligible Lender Trustee.

                  "Certificate Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Certificate Balance divided by the Initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

                  "Certificate Rate" means, with respect to any Accrual Period, the lesser of (a) the daily weighted average of the T-Bill Rates within such Accrual Period plus 0.83% based on the actual number of days in such Accrual Period, and (b) the Student Loan Rate for such Accrual Period.

                  "Certificate Register" and "Certificate Registrar" mean the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

                  "Certificate Return Carryover" means, for any Distribution Date on which the Certificate Rate is based on the Student Loan Rate, the excess of (a) the amount of return on the Certificates that would have accrued in respect of the related Accrual Period at the Certificate Rate without regard to the Student Loan Rate, over (b) the amount of return on the Certificates actually accrued in respect of such Accrual Period based on the

Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates and any return accrued thereon calculated at the Certificate Rate without regard to the Student Loan Rate; provided, however, that, on the Certificate Final Distribution Date, the Certificate Return Carryover will be equal to the lesser of (i) the Certificate Return Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to Certificateholders on such date or any subsequent date pursuant to Sections 2.7C.11, 2.8C(E), 2.8D and 2.8E of the Administration Agreement.

                  "Certificate Return Shortfall" means, with respect to any Distribution Date, the excess of (i) the Certificateholders' Return Distribution Amount on the preceding Distribution Date over (ii) the return on the Certificates actually distributed to the Certificateholders on such preceding Distribution Date, plus return on the amount of such excess, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to the current Distribution Date.

                  "Class A-1 Maturity Date" means the April 2006 Distribution Date.

                  "Class A-2 Maturity Date" means the October 2010 Distribution Date.

                  "Class A-1 Notes" means the $1,456,350,000 Floating Rate Class A-1 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

                  "Class A-2 Notes" means the $1,028,500,000 Floating Rate Class A-2 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

                  "Class A-1 Rate" means, for any Accrual Period, the lesser of
(a) the daily weighted average of the T-Bill Rates within such Accrual Period plus 0.60% based on the actual number of days in such Accrual Period, and (b) the Student Loan Rate for such Accrual Period.

                  "Class A-2 Rate" means, for any Accrual Period, the lesser of
(a) the daily weighted average of the T-Bill Rates within such Accrual Period plus 0.64% based on the actual number of days in such Accrual Period, and (b) the Student Loan Rate for such Accrual Period.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company and the initial nominee for the Clearing Agency shall be Cede & Co.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Date" means September 11, 1997.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "Collateral" has the meaning specified in the Granting Clause of the Indenture.

                  "Collection Account" means the account designated as such, established and maintained pursuant to Section 2.3A.1 of the Administration Agreement.

                  "Collection Period" means, with respect to the first Distribution Date, the period beginning on the Cutoff Date and ending on December 31, 1997, and with respect to each subsequent Distribution Date the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

                  "Commission" means the Securities and Exchange Commission.

                  "Consolidation Loans" means Student Loans made in accordance with the Section 428C of the Higher Education Act.

                  "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Four Albany Street, 10th Floor, New York, New York 10006, Attention: Corporate Trust and Agency Group, Structured Finance Team (telephone: (212) 250-5326; facsimile: (212) 250-6439) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Seller) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at 802 Delaware Avenue, Wilmington, Delaware 19899, Attention: Corporate Trust Department (telephone:
(302) 575-5099; facsimile: (302) 575-5467); or at such other address as the Eligible Lender Trustee may designate by notice to the Certificateholders and the Seller, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Certificateholders, the Administrator and the Seller).

                  "Cutoff Date" means August 25, 1997.

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Definitive Certificates" has the meaning specified in Section
3.10 of the Trust Agreement.

                  "Definitive Notes" has the meaning specified in Section 2.10 of the Indenture.

                  "Delaware Business Trust Act" means Chapter 38 of Title 12,
Part V of the Delaware Code, entitled "Treatment of Delaware Business Trusts".

                  "Delivery" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof
(i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, but not including Trust Student Loans, "Physical Property"); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

                  "Department" means the United States Department of Education, an agency of the Federal government.

                  "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

                  "Depository Agreements" means the Certificate Depository Agreement and the Note Depository Agreement, collectively.

                  "Determination Date" means, with respect to any Distribution Date, the third Business Day preceding such Distribution Date.

                  "Distribution Date" means, with respect to each Collection Period, the 25th day of January, April, July or October, or, if such day is not a Business Day, the immediately following Business Day, commencing on January 26, 1998.

                  "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Moody's, Standard & Poor's, and, if such institution is rated by Fitch, Fitch, in one of their generic rating categories which signifies investment grade.

                  "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank)
(i) which has (A) either a long-term senior unsecured debt rating of AAA or a short-term senior unsecured debt or certificate of deposit rating of A-1+ or better by Standard & Poor's and (B)(1) a long-term senior unsecured debt rating of A1 or better and (2) a short-term senior unsecured debt rating of P-1 or better by Moody's, and (C) if such institution is rated by Fitch, a long-term senior unsecured debt rating of AA or a short-term senior unsecured debt rating of F-1+, or any other long-term, short-term or certificate of deposit rating with respect to which the Rating Agency Condition has been satisfied and (ii) whose deposits are insured by the FDIC. If so qualified, the Eligible Lender Trustee or the Indenture Trustee may be considered an Eligible Institution.

                  "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Student Loan Marketing Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Student Loan Marketing Association shall be Eligible Investments only if, at the time of investment, they meet the criteria of each of the Rating Agencies for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and

                  (g) any other investment which would not result in the downgrading or withdrawal of any rating of the Securities by any of the Rating Agencies as affirmed in writing delivered to the Indenture Trustee.

For purposes of the definition of "Eligible Investments" the phrase "highest investment category" means (i) in the case of Fitch, "AAA" for long-term investments (or the equivalent) and "F-1+" for short-term investments (or the equivalent), (ii) in the case of Moody's, "Aaa" for long-term investments (or the equivalent) and "P-1" for short-term investments (or the equivalent), and
(iii) in the case of Standard & Poor's, "AAA" for long-term investments (or the equivalent) and "A-1+" for short-term investments (or the equivalent). A proposed investment not rated by Fitch but rated in the highest investment category by Moody's and Standard & Poor's shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.

                  "Eligible Lender Trustee" means Chase Manhattan Bank USA, National Association, a national banking association, (formerly known as The Chase Manhattan Bank (USA), a Delaware banking corporation), not in its individual capacity but solely as Eligible

Lender Trustee under the Trust Agreement. "Eligible Lender Trustee" shall also mean each successor Eligible Lender Trustee as of the qualification of such successor as Eligible Lender Trustee under the Trust Agreement.

                  "Eligible Loans" has the meaning specified in the Purchase Agreement or the Sale Agreement, as applicable.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" has the meaning specified in Section 5.1 of the Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required to be paid to the Department or to be repaid to Guarantors or borrowers, with respect to the Trust Student Loans for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received), net of amounts required to be paid to the Department, with respect to the Trust Student Loans, to the extent not included in (i) above, and (iii) Investment Earnings for such Collection Period and interest on amounts to be remitted by the Administrator to the Collection Account with respect to such Collection Period prior to the related Distribution Date.

                  "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

                  "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Federal Funds Rate" for any day means the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. New York City time on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

                  "Fitch" means Fitch Investors Service, L.P.

                  "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Guarantee Agreement" means any agreement between any Guarantor and the Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

                  "Guarantee Payment" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Trust Student Loan.

                  "Guarantors" means, collectively, those entities listed on Attachment B to the Sale Agreement and the Purchase Agreement.

                  "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

                  "Indenture" means the Indenture dated as of September 1, 1997, among the Eligible Lender Trustee on behalf of the Trust, the Trust and the Indenture Trustee.

                  "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

                  "Indenture Trustee" means Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture.

                  "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

                  "Initial Certificate Balance" means $90,150,000.

                  "Initial Pool Balance" means the Pool Balance as of the Cutoff Date, which is $2,503,689,634.

                  "Insolvency Event" means, with respect to a specified Person,
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Insolvency Proceeds" has the meaning set forth in Section 6.1B of the Administration Agreement.

                  "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "Interim Eligible Lender Trustee" means Chase Manhattan Bank USA, National Association, a national banking association, (formerly known as The Chase Manhattan Bank (USA), a Delaware banking corporation), not in its individual capacity but solely as Interim Eligible Lender Trustee under the Interim Trust Agreement. "Interim Eligible Lender Trustee" shall also mean each successor Interim Eligible Lender Trustee as of the qualification of such Interim Eligible Lender Trustee under the Interim Trust Agreement.

                  "Interim Trust Agreement" means the Interim Trust Agreement dated as of September 1, 1997, between the Depositor and the Interim Eligible Lender Trustee.

                  "Interim Trust Loans" has the meaning set forth in the Interim Trust Agreement.

                  "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 2.3B of the Administration Agreement.

                  "Issuer" means the Trust and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

                  "Liquidated Student Loan" means any defaulted Trust Student Loan liquidated by the Servicer (which shall not include any Trust Student Loan on which Guarantee Payments are received) or which the Servicer has, after using all reasonable efforts to realize upon such Trust Student Loan, determined to charge off.

                  "Liquidating Distribution" means, as the case may be, (i) the portion of the proceeds of a sale of assets described in Section 9.2 of the Trust Agreement distributed to Certificateholders and the Depositor pursuant to
Section 9.1(2) of the Administration Agreement or (ii) the amount of any distribution to Certificateholders and the Depositor in connection with the termination of the Trust under Section 9.1(a) of the Trust Agreement.

                  "Liquidating Profit or Loss" means the Profit or Loss determined with respect to a sale of assets described in Section 9.2 of the Trust Agreement or the transactions associated with a final distribution described in Section 9.1(a) of the Trust Agreement.

                  "Liquidation Proceeds" means, with respect to any Liquidated Student Loan which became a Liquidated Student Loan during the current Collection Period in accordance with the Servicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.

                  "Loan" has the meaning set forth in Section 2 of the Purchase Agreement.

                  "Lock-In Period" means the period of days preceding any Distribution Date during which the Note Rate or Certificate Rate, as applicable, in effect on the first day of such period shall remain in effect until the end of the Accrual Period related to such Distribution Date.

                  "Minimum Purchase Amount" means an amount that would be sufficient to (i) reduce the Outstanding Amount of each class of Notes on such Distribution Date to zero, (ii) pay to Noteholders the Noteholders' Interest Distribution Amount payable on such Distribution Date, (iii) reduce the Certificate Balance to zero and (iv) pay to the Certificateholders the Certificate Return Distribution Amount payable on such Distribution Date; provided that in the case of a purchase by the Seller of the Trust Student Loans pursuant to Section 6.1 of the Administration Agreement "Minimum Purchase Amount" shall also include an amount sufficient to (v) pay to Noteholders any
Note Interest Carryover payable on such Distribution Date and (vi) pay to the Certificateholders any Certificate Return Carryover payable on such Distribution Date.

                  "Monthly Servicing Payment Date" means the 25th day of each calendar month.

                  "Moody's" means Moody's Investors Service, Inc.

                  "91-Day Treasury Bills" means direct obligations of the United States with a maturity of thirteen weeks.

                  "Note Depository Agreement" means the Letter of
Representations, dated September 4, 1997 by the Trust, the Eligible Lender Trustee and the Indenture Trustee in favor of the Depository Trust Company.

                  "Note Final Maturity Date" for a class of Notes means the Class A-1 Maturity Date or the Class A-2 Maturity Date, as applicable.

                  "Noteholder" means the Person in whose name a Note is registered in the Note Register.

                  "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

                  "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the respective Note Rates for the related Accrual Period on the aggregate outstanding principal balances of both classes of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to Noteholders on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Note Interest Shortfall for such Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount shall not include any Note Interest Carryover.

                  "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date plus the Note Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Class A-1 Maturity Date or the Class A-2 Maturity Date, as the case may be, the principal required to be distributed to the Noteholders of the related class will include the amount required to reduce the outstanding principal balance of the Notes of such class to zero.

                  "Note Interest Carryover" means, for any Distribution Date on which the Class A-1 Rate or the Class A-2 Rate is based on the Student Loan Rate, the excess of (a) the amount of interest on the Class A-1 Notes or the Class A-2 Notes, as the case may be, that would have accrued in respect of the related Accrual Period had interest been calculated without regard to the Student Loan Rate over (b) the amount of interest on the Class A-1 Notes or Class A-2 Notes, as the case may be, actually accrued in respect of such Accrual Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the applicable rate calculated at such Note Rate without regard the Student Loan
Rate); provided, however, that any amount of Note Interest Carryover with respect to the Class A-1 Notes remaining after the earlier of the Distribution Date on which the outstanding principal amount of the Class A-1 Notes has been reduced to zero and the distribution of all Available Funds on the Class A-1 Maturity Date, and any amount of Note Interest Carryover with respect to the Class A-2 Notes remaining after the earlier of the Distribution Date on which the outstanding principal amount of the Class A-2 Notes has been reduced to zero and the distribution of all Available Funds on the Class A-2 Maturity Date, shall be equal to the lesser of (i) the Note Interest Carryover for such class on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to Noteholders of such class on such date or any subsequent date pursuant to Sections 2.7C.10, 2.8C(D), 2.8D and 2.8E of the Administration Agreement.

                  "Note Interest Shortfall" means, with respect to any Distribution Date, the excess of (i) the Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the weighted average interest rate borne by the Notes from such preceding Distribution Date to the current Distribution Date.

                  "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Note Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the outstanding principal balance of the Notes divided by the original outstanding principal balance of the Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the Notes.

                  "Note Principal Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Noteholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Noteholders on such Distribution Date.

                  "Note Rates" means, with respect to any Accrual Period, the Class A-1 Rate and the Class A-2 Rate for such Accrual Period, collectively.

                  "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4 of the Indenture.

                  "Notes" means the Class A-1 Notes and the Class A-2 Notes, collectively.

                  "Obligor" on a Trust Student Loan means the borrower or co-borrowers of such Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

                  "Officers' Certificate" means (i) in the case of the Trust, a certificate signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, and (ii) in the case of the Seller, the Administrator or the Servicer, a certificate signed by any two Authorized Officers of the Seller, the Administrator or the Servicer, as applicable.

                  "Origination Fee" means the origination fee payable to the Department by the lender with respect to any Trust Student Loan (including any Consolidation Loan) made on or after October 1, 1993, equal to 0.50% of the initial principal balance of such loan.

                  "Opinion of Counsel" means (i) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Eligible Lender Trustee, the Trust, the Seller or an Affiliate of the Seller and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, and (ii) with respect to the Seller, the Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator or the Servicer, which counsel shall be acceptable to the Indenture Trustee and the Eligible Lender Trustee.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                  (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

                  "Outstanding Amount" means the aggregate principal amount of all Notes Outstanding at the date of determination.

                  "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 of the Indenture and is authorized by the Eligible Lender Trustee on behalf of the Trust to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Trust.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Property" has the meaning assigned to such terms in the definition of "Delivery" above.

                  "Pool Balance" means as of any date the aggregate principal balance of the Trust Student Loans on such date (including accrued interest thereon to the extent such interest is expected to be capitalized), after giving effect to the following, without duplication: (i) all payments received by the Trust through such date from or on behalf of Obligors, (ii) all Purchase Amounts on Purchased Student Loans received by the Trust through such date from the Seller or the Servicer, (iii) all Liquidation Proceeds and Realized Losses on Trust Student Loans liquidated through such date, (iv) the aggregate amount of adjustments to balances of Trust Student Loans permitted to be effected by the Servicer under the Servicing Agreement, if any, recorded through such date, and
(v) the aggregate amount by which reimbursements by Guarantors of the unpaid principal balance of defaulted Trust Student Loans through such date are reduced from 100% to 98% as required by the risk sharing provisions of the Higher Education Act.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Primary Servicing Fee" for any Monthly Servicing Payment Date has the meaning specified in Attachment A to the Servicing Agreement, and shall include any such fees from prior Monthly Servicing Payment Dates that remain unpaid.

                  "Principal Distribution Amount" means, (i) with respect to the initial Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes and the Certificate Balance exceeds the Pool Balance as of the last day of the related Collection Period and (ii) with respect to each subsequent Distribution Date, the Pool Balance as of the last day of the Collection Period preceding the related Collection Period less the Pool Balance as of the last day of the related Collection Period.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Profits" and "Losses" mean, for each Accrual Period or other period, an amount equal to the Trust's taxable income or loss for such period, other than Liquidating Profit or Loss and without consideration of items specially allocated pursuant to Section 2.10 of the Trust Agreement(including allocations of gross income), determined in accordance with Code section 703(a) (such taxable income or loss to include all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1)), adjusted to reflect items of income exempt from Federal income tax and items of expenditure described in Code section 705(a)(2)(B) (or treated as so described pursuant to Treasury Regulations).

                  "Purchase Agreement" means the Purchase Agreement dated as of September 11, 1997, among the Student Loan Marketing Association, the Interim Eligible Lender Trustee and the Seller.

                  "Purchase Amount" with respect to any Trust Student Loan means the amount required to prepay in full such Trust Student Loan under the terms thereof including all accrued interest thereon.

                  "Purchased Student Loan" means a Trust Student Loan which is, as of the close of business on the last, day of a Collection Period, purchased by the Servicer pursuant to Section 3.5 of the Servicing Agreement or repurchased by the Seller pursuant to Section 6 of the Sale Agreement or sold to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan pursuant to Section 3.11E of the Servicing Agreement.

                  "Rating Agency" means Moody's, Standard & Poor's and Fitch. If any such organization or successor thereto is no longer in existence, "Rating Agency" with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Administrator, the Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current rating of any of the Notes or the Certificates.

                  "Realized Loss" means the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Student Loan over Liquidation Proceeds with respect to such Student Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

                  "Record Date" means, with respect to a Distribution Date or Redemption Date, the close of business on the day preceding such Distribution Date or Redemption Date.

                  "Recoveries" means moneys collected from whatever source with respect to any Liquidated Student Loan which was written off in prior Collection Periods or during the current Collection Period, net of the sum of any amounts expended by the Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.

                  "Redemption Date" means in the case of a payment to Noteholders pursuant to Section 10.1 of the Indenture, the Distribution Date specified pursuant to Section 10.1 of the Indenture.

                  "Redemption Price" means an amount equal to the unpaid principal amount of the Notes, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date and the amount of the
Note Interest Carryover with respect thereto.

                  "Reserve Account" means the account designated as such, established and maintained pursuant to Section 2.3A.2 of the Administration Agreement.

                  "Reserve Account Initial Deposit" means $6,259,224.

                  "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Sale Agreement" means the Sale Agreement dated as of September 11, 1997, among the Eligible Lender Trustee on behalf of the Trust, the Trust, the Interim Eligible Lender Trustee and the Seller.

                  "Sallie Mae" means the Student Loan Marketing Association.

                  "Schedule of Trust Student Loans" means the listing of the Trust Student Loans set forth in Schedule A to the Indenture and the Bill of Sale (which Schedule may be in the form of microfiche).

                  "Seller" means SLM Funding Corporation, a Delaware corporation.

                  "Serial Loan" means an additional student loan, other than a Consolidation Loan, which is made to a borrower who is also a borrower under at least one Trust Student Loan.

                  "Servicer" means the Sallie Mae Servicing Corporation, in its capacity as servicer of the Trust Student Loans, or any successor thereto in such capacity in accordance with the Servicing Agreement.

                  "Servicer Default" means an event specified in Section 5.1 of the Servicing Agreement.

                  "Servicer's Report" means any report of the Servicer delivered pursuant to Section 3.1A of the Administration Agreement, substantially in the form acceptable to the Administrator.

                  "Servicing Agreement" means the Servicing Agreement dated as of September 11, 1997, among the Trust, the Eligible Lender Trustee, the Seller, the Servicer, the Administrator and the Indenture Trustee.

                  "Servicing Fee" has the meaning specified in Attachment A to the Servicing Agreement.

                  "SLS Loan" means a Trust Student Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

                  "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "Specified Reserve Account Balance" with respect to any Distribution Date means the greater of (a) 0.25% of the Pool Balance as of the close of business on the last day of the related Collection Period and
(b)$2,503,690, provided that in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the Certificate Balance.

                  "Stafford Loan" means a Trust Student Loan designated as such that is made under the Stafford Loan Program in accordance with the Higher Education Act.

                  "Standard & Poor's means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "State" means any one of the 50 States of the United States of America or the District of Columbia.

                  "Student Loans" means education loans to students and parents of students under the Federal Family Education Loan Program.

                  "Student Loan Rate" for any Accrual Period will be equal to the product of (a) the quotient obtained by dividing (i) 365 (or 366 in the case of a leap year) by (ii) the actual number of days elapsed in such Accrual Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the Collection Period relating to such Accrual Period less the Primary Servicing Fee and the Administration Fee and any prior unpaid Administration Fees with respect to such Collection Period, and (ii) the denominator of which is the Pool Balance as of the first day of such Collection Period.

                  "Successor Administrator" has the meaning specified in Section 3.7(e) of the Indenture.

                  "Successor Servicer" has the meaning specified in Section 3.7(e) of the Indenture.

                  "Supplement" means the SLM Student Loan Trust 1997-3 Administration Agreement Supplement dated September 11, 1997, to Master Administration Agreement dated as of May 1, 1997, among the Seller, the Servicer, the Trust, the Eligible Lender Trustee, the Indenture Trustee and the Administrator.

                  "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date as reported by the U.S. Treasury Department. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no such auction is held in a particular week, then the "T-Bill Rate" in effect as a result of the last such publication or report shall remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be so published or reported or such an auction is held, as the case may be. The T-Bill Rate shall be subject to a Lock-In Period of six Business Days.

                  "Transfer Date" has the meaning specified in Section 5.2A of the Administration Agreement.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust" means SLM Student Loan Trust 1997-3, a Delaware business trust established pursuant to the Trust Agreement.

                  "Trust Account Property" means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all earnings on and proceeds of the foregoing.

                  "Trust Accounts" has the meaning specified in Section 2.3 of the Administration Agreement.

                  "Trust Agreement" means the Trust Agreement dated as of September 1, 1997, between the Depositor and the Eligible Lender Trustee.

                  "Trust Auction Date" has the meaning specified in Section 4.4 of the Indenture.

                  "Trust Certificate" means a Certificate.

                  "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights sold, transferred and assigned to the Trust pursuant to the Sale Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Trust Agreement and the Administration Agreement.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                  "Trust Student Loan" means any student loan that is listed on the Schedule of Trust Student Loans on the Closing Date plus any student loan that is substituted for a Trust Student Loan by the Seller pursuant to Section 6 of the Sale Agreement or by the Servicer pursuant to Section 3.5 of the Servicing Agreement, but shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto or any Liquidated Student Loan following receipt by or on behalf of the Trust of Liquidation Proceeds with respect thereto or following such Liquidated Student Loan having otherwise been written off by the Servicer.

                  "Trust Student Loan Files" means the documents specified in
Section 2.1 of the Servicing Agreement.

                  "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.